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                                                                   EXHIBIT 10.19

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                           MASTER SERVICING AGREEMENT

       THIS MASTER SERVICING AGREEMENT ("Agreement") is made and entered into by and between THE EDUCATION RESOURCES INSTITUTE, INC. ("TERI"), a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws, with its principal place of business at 330 Stuart Street, Boston, Massachusetts 02116, and FIRST MARBLEHEAD EDUCATION RESOURCES, INC. ("FMER"), a Delaware corporation having its principal place of business at 30 Little Harbor, Marblehead, Massachusetts 01945. THE FIRST MARBLEHEAD CORPORATION ("FMC") joins in this Agreement for the limited purposes set forth below. This Agreement is dated as of and effective as of July 1, 2001.

                                    RECITALS

       WHEREAS, TERI is a not-for-profit private loan guaranty company with substantial experience developing and executing education loan programs made by private lenders and guaranteed by TERI; and

       WHEREAS, as of June 20, 2001, FMER has acquired those assets of TERI used to perform various services relating to such TERI-guaranteed loan programs (including underwriting, documentation and other origination services, technical support, disbursements, customer service, collections, accounting services, guarantee claims management and administrative services), and is hiring former TERI employees who perform such services; and

       WHEREAS, TERI desires FMER to assist TERI in the performance of such services, and FMER is willing to assist TERI in the performance of such services, in accordance with the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of these presents, the mutual promises made in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       As used in this Agreement, the following terms shall have the meanings specified:

1.01   "AAA" has the meaning set forth in Section 11.11.

1.02 "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, "CONTROL" (including,

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with its correlative meanings, "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON
CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

1.03   "AGREEMENT" has the meaning set forth in the preamble hereto.

1.04   "BUDGET ARBITRATION" has the meaning set forth in Section 3.02(e)(iv).

1.05 "CAPITAL EXPENSES" means any and all expenses or payments which, in accordance with GAAP, should be capitalized and expensed over multiple years.

1.06   "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 11.15(a).

1.07   "COST CENTER" has the meaning set forth in Section 3.02.

1.08 "CUSTOMER CONTACT EMPLOYEES" means those employees of TERI listed on EXHIBIT D hereof who are engaged in certain activities in connection with TERI's loan origination business.

1.09   "FMER" has the meaning in the preamble hereto.

1.10   "FMER PERMITS" has the meaning set forth in Section 7.07.

1.11 "GAAP" means generally accepted accounting principles, consistently applied.

1.12 "GATE STUDENT LOAN PROGRAM" means the FMC-sponsored program providing loans for graduate and undergraduate students who (a) may or may not have a credit history but do not have significant negative credit history, (b) are enrolled at schools that (i) agree to participate in the program, (ii) award the loans to specified students, and (iii) in most cases, provide direct or indirect credit support for the loans, as such program may be revised or modified from time to time.

1.13 "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

1.14   "INDEMNIFIABLE LOSS" has the meaning set forth in Section 9.01(a)

1.15   "INDEMNIFYING PARTY" has the meaning set forth in Section 9.01(d).

1.16   "INDEMNITEE" has the meaning set forth in Section 9.01(c).

1.17 "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision of any Governmental Authority.

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1.18   "LICENSE" has the meaning set forth in Section 2.05.

1.19 "MARKETING SERVICES AGREEMENT" means the agreement by that name of even date herewith between TERI and TMSI.

1.20   "MATERIAL FAILURE OF PERFORMANCE" has the meaning set forth in
Section 8.02(b)(iv).

1.21   "PERFORMANCE STANDARDS" has the meaning set forth in Section 8.02(b)(i).

1.22 "PERSON" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

1.23 "PROGRAM" means any arrangement whereby TERI has agreed to originate and/ or guarantee loans.

1.24 "PROGRAM GUIDELINES" means the Program Guidelines adopted by TERI and used as the basis for determining whether, when and to what extent to extend credit under a Program. The Program Guidelines approved and adopted by TERI in effect as of the date of this Agreement (which may be amended or revised from time to time by TERI).

1.25 "PURCHASE AND SALE AGREEMENT" means that certain Asset Purchase and Sale Agreement among FMER, FMC, TMSI and TERI dated as of April 6, 2001.

1.26   "SERVICES" has the meaning set forth in Article II.

1.27 "SERVICING INFORMATION" means information necessary to perform the Services, such as loan application and origination data, collection data, copies of contracts creating obligations that FMER will perform on behalf of TERI, and such other information, data and records as is reasonably necessary for FMER to perform the Services.

1.28   "TERI" has the meaning set forth in the preamble hereto.

1.29   "TERI PERMITS" has the meaning set forth in Section 6.05.

1.30   "THIRD PARTY CLAIM" has the meaning set forth in Section 9.02(a).

1.31   "TMSI means TERI Marketing Services, Inc., a wholly-owned subsidiary of
FMER.

1.32   "TRANSFERRED COSTS" has the meaning set forth in Section 3.02.

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                                   ARTICLE II
                                    SERVICING

2.01 FMER SERVICES. TERI hereby hires, designates and appoints FMER as its agent and consultant to provide, and FMER hereby accepts such appointment and agrees to provide, all origination services (including underwriting, documentation, technical support and disbursements), customer service, collections, accounting services, guarantee claims management and administrative services reasonably required to service the Programs including, without limitation, the services described in EXHIBIT B attached hereto and made a part hereof (the "Services"). The appointment includes a limited power to act as attorney-in-fact for purposes of prosecuting and settling all collections of defaulted loans.

2.02 EXCLUSIVITY. It is expressly understood and agreed that during the first two years of the term of this Agreement, FMER shall provide the Services solely to TERI and its Affiliates and shall not provide the same or similar services to any other Person; PROVIDED, HOWEVER, that the foregoing limitation shall not apply to any services rendered in connection with the GATE Student Loan Programs or any other loan program sponsored or managed by FMC.

2.03 TERI ASSISTANCE. TERI shall provide such information and shall take such action as may be reasonably required to assist FMER in its performance of the Services.

2.04 USE OF SERVICE MARKS. The parties acknowledge that in dealing with lenders, borrowers, and others in the course of performing its obligations under this Agreement, it may be desirable, to avoid confusion or for other reasons, for FMER to act in TERI's name, using the service marks and trademarks described in Exhibit A attached hereto, and any other marks that TERI may from time to time hereafter adopt (collectively, the "Service Marks"). Accordingly, TERI hereby grants to FMER a limited, nonexclusive, terminable license to use the Service Marks solely in performing the Services hereunder and as limited by this section 2.04. The parties agree that nothing herein shall give to FMER any right, title or interest in and to the Service Marks (except the right to use the same in accordance with the terms of this Agreement), that the Service Marks are the sole property of TERI, and that any and all uses of the Service Marks by FMER and the goodwill pertaining thereto shall inure to the sole benefit of TERI. It is expressly agreed and understood that FMER is not purchasing or acquiring any right, title or interest in the Service Marks. FMER agrees that if any rights in the Service Marks accrue to FMER by operation of law, this Agreement irrevocably assigns such rights to TERI and grants to TERI a power of attorney, coupled with an interest, to execute such instruments as may be necessary or advisable to confirm such assignment. All uses of the Service Marks by FMER shall be conducted in accordance with all policies and procedures of TERI in effect from time to time and shall be presented in a professional manner, consistent with the image and use of the Service Marks by TERI. In all events, FMER may make any use of the Service Marks which has been expressly approved in writing by TERI.

2.05 CUSTOMER CONTACT EMPLOYEES. The parties agree and acknowledge that certain of the employees of TERI engage in certain activities in connection with TERI's loan origination

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business that, when such employees are transferred to FMER, may require a license pursuant to M.G.L. chapter 140, Sections 96-114A (the "License"). TERI agrees to employ the Customer Contact Employees, subject to TERI's customary rights as employer of those employees, until FMER receives the License. Such continued employment by TERI shall include responsibility for the payroll and fringe benefit plans existing as of the date hereof for the Customer Contact Employees. TERI shall direct such Customer Contact Employees to continue to perform their current duties. TERI will make available the services of the Customer Contact Employees to FMER. TERI will not charge FMER for such services so long as such services are provided solely for the benefit of TERI. FMER will provide management, human resources support, and each and every other service with respect to the Customer Contact Employees contemplated hereunder. FMER will remain responsible for the quality of all services required hereunder.

                                   ARTICLE III
                                 SERVICING FEES

3.01 SERVICING FEES. In consideration for the Services, TERI agrees to pay, in U.S. dollars, an annual fee equal to FMER's Transferred Costs. FMER shall bill TERI monthly for its actual Transferred Costs. TERI shall pay FMER for such Transferred Costs as billed, within seven (7) days of receipt of such bill. The aggregate Transferred Costs billed by FMER to TERI during any budget year shall not exceed the amounts reflected in the annual budget as approved by TERI and as adjusted under section 3.02(e).

3.02 TRANSFERRED COSTS. For purposes of this Article III, "Transferred Costs" shall be computed in accordance with GAAP, utilizing the following procedure:

       (a) FMER shall establish "Cost Centers" that record all costs of providing services under this Agreement. The Cost Centers shall include costs associated with:

       (i) origination services, including underwriting, document preparation, and lender support; and

       (ii) collection services, including management of collection of defaulted loans and default prevention.

       (b) FMER shall record expenses attributable to each Cost Center utilizing the same accounting categories and principles as previously used by TERI to record expenses, including, as appropriate, the following:

       (i)    Recovery
       (ii)   Bankruptcy
       (iii)  QCPM
       (iv)   Loan Origination
       (v)    Claims
       (vi)   Preclaims Collection
       (vii)  Customer Service

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       (viii) Education Finance/Administration
       (ix)   BSR/IST
       (x)    Human Resources/Office Management
       (xi)   Finance
       (xii)  Executive

FMER shall include depreciation expense for the Cost Centers. Capital Expenses may include capital improvements in support of TERI Marketing Services, Inc. Depreciation expense may only be included in Cost Centers to the extent that such expense reflects a Capital Expense previously approved by TERI in a capital expenditure budget submitted and approved in accordance with section 3.02(e). Depreciation of the purchase price of tangible assets purchased under the Purchase and Sale Agreement shall be permitted under the Initial Budget approved under subsection 3.02(e)(i).

       (c) During the first two years of this Agreement, only expenses directly related to providing services under this Agreement and services permitted under Section 2.02 shall be incurred by a Cost Center. In the event that a Cost Center will provide support for both TERI-guaranteed loan programs and other programs (such as the GATE Student Loan Program) FMER shall propose a fair and equitable method of allocation of costs as part of its budget proposed under subsection 3.02(e) and shall not begin providing services for such other programs until the method of allocation of costs is agreed upon. Cost allocation methods may include, without limitation, hourly charges, percentage commissions, and relative size of loan portfolios serviced, as appropriate. A failure to agree regarding allocation methods shall be an arbitrable dispute to be resolved simultaneously with any other disputes under the Budget Arbitration process set forth in Section 11.11.

       (d) The parties contemplate that all Cost Centers will incur employee expense only with respect to former TERI employees, as an initial matter. That is, the Cost Centers will be staffed with former TERI employees. Over time, employment levels may increase or decrease in each Cost Center, and such increases or decreases in expenses shall be reflected in Transferred Costs, except to the extent that proration of expenses is required for a particular Cost Center under the terms of this Agreement.

       (e) TERI's Board of Directors will have a right of reasonable review and approval of the annual budget for Transferred Costs. Budgets will be reviewed and established in accordance with the following procedure:

              (i) INITIAL BUDGET. Within 15 days after execution of this Agreement, FMER will propose any revisions to the existing 2001 TERI budget for the Cost Centers. TERI's Board of Directors shall appoint a budget review committee (the "Budget Committee") within the same period. TERI's chief executive officer, or, in the case of proposed revisions in excess of [**]% of the existing budget, the Budget Committee, shall approve or deny all or part of FMER's request within thirty (30) days of receipt. The chief executive officers of FMER and TERI shall meet promptly thereafter to resolve any differences. If any dispute is not so resolved, FMER shall perform the Services at a

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       price established in accordance with the decision of the Budget
       Committee, but shall have the right to demand Budget Arbitration as provided in Section 11.11 below, by written notice given within sixty
       (60) days after receipt of the Budget Committee's decision.

              (ii) ANNUAL BUDGET. At least 45 days before the end of any TERI budget year, FMER will present a proposed budget to TERI. The Budget Committee shall approve or deny all or part of FMER's request within thirty (30) days of receipt. The chief executive officers of FMER and TERI shall meet promptly thereafter to resolve any differences. If any dispute is not so resolved, FMER shall perform the Services at a price established in accordance with the decision of the Budget Committee, but shall have the right to demand Budget Arbitration as provided in Section
       11.11 below, by written notice given within sixty (60) days after receipt of the Budget Committee's decision.

              (iii)  BUDGET ADJUSTMENT.

                     A. FMER may apply to TERI's chief executive officer for budget adjustments based upon increased volume of Services being performed as compared to the assumptions used in the then-current budget. Adjustments approved without review by the Budget Committee shall not exceed, individually or in the aggregate, [**] percent ([**]%) of the annual budget per budget year. If a requested adjustment is denied or reduced in an amount greater than [**] percent ([**]%) of such adjustment, FMER may demand Budget Arbitration by written notice given within thirty (30) days after receipt of such denial or reduction.

                     B. In the event that the volume of loan origination Services performed changes by more than [**] percent ([**]%) as compared to the volume assumed in the budget (computed on a quarterly basis for the then-current budget year) (a "Threshold Change"), then FMER may, in the case of an increase, and shall, in the case of a decrease, within thirty (30) days after the Threshold Change appears in FMER's quarterly reports, propose a revised budget to the Budget Committee. The Budget Committee shall approve or deny all or part of FMER's request within thirty (30) days of receipt. The chief executive officers of FMER and TERI shall meet promptly thereafter to resolve any differences. If any dispute is not so resolved, FMER shall perform the Services at a price established in accordance with the decision of the Budget Committee, but shall have the right to demand Budget Arbitration as provided in Section 11.11 below, by written notice given within sixty (60) days after receipt of the Budget Committee's decision.

              (iv) BUDGET ARBITRATION. As used herein, "Budget Arbitration" refers to arbitration conducted in accordance with Section 11.11 hereof. In any such arbitration, FMER shall be entitled to recover any additional reasonable costs (above what is allowed in the then-current budget as it relates to the disputed budget item) of labor, materials, equipment and third-party services reasonably necessary to perform the services in accordance with the Performance Standards. Any arbitration award increasing

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       compensation to FMER shall be effective as of the beginning of the budget period to which such award relates.

              (v) SPECIAL RULE FOR VOLUME-BASED INCREASES. The Budget Committee may condition its approval of any budget increase that is requested on account of projected increased volume of loan origination Services. Such condition shall relate to risk sharing by FMER with respect to recovery (to the extent budgeted) of such additional budgeted costs out of incremental origination revenues paid to TERI. Any such condition shall place no more than [**] percent ([**]%) of the risk of failure to achieve budget targets on FMER and shall clearly define the method of determining whether incremental cost recovery has been achieved. If TERI proposes risk sharing, it shall also propose equal sharing of the excess over budget of actual incremental revenues versus actual incremental costs, in the same percentages.

              For example, assume that FMER projects additional loan origination expense of $[**] to be matched by an additional $[**] of origination-related revenues. TERI may propose that FMER's payment for services may be reduced by up to [**]% of the amount by which actual incremental loan origination revenues are less than actual incremental costs, and FMER shall be entitled to the same percentage of any excess of incremental revenues over costs.

              In a similar manner, assume that the approved budget projected only $[**] of incremental loan origination revenues, for a budgeted loss of $[**]. If the actual incremental loss is $[**], FMER is responsible for $[**] of that loss, and its reimbursement for Transferred Costs is reduced by that amount. If the actual incremental loss is only $[**], FMER receives a bonus above actual Transferred Costs of $[**].

              If FMER refuses to accept a proposed risk sharing arrangement, the requested increase may be denied to the extent of the amount proposed for sharing. In such event, FMER's recourse to Budget Arbitration regarding the proposed risk sharing shall be limited to the reasonableness and clarity of the proposed measures of incremental cost and revenue, but FMER may not challenge the fact of a proposal to share risk that otherwise conforms to this Section. The arbitrator's determination of the appropriate measures of incremental cost and revenue shall be final and the budget increase shall become effective subject to risk sharing.

              FMER may obtain Budget Arbitration of the reasonableness of the gross amount of a risk-shared cost budget on the same terms that apply to any other Budget Arbitration. That is, the amount of the budget, as opposed to the risk sharing proposal, remains fully arbitrable.

              Risk sharing under this subsection 3.02(v) shall apply only to costs of Services relating to TERI's fee-based loan origination services.

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                                   ARTICLE IV
                                      AUDIT

4.01 TERI AUDITS. TERI shall have the right, in its discretion, from time to time during the Term of this Agreement, to audit and conduct a performance review of FMER with respect to FMER's performance of the Services and adherence to the Performance Standards. Upon request by TERI, FMER shall provide TERI or persons authorized by and acting on behalf of TERI with reasonable access during normal business hours to FMER's facilities and to FMER's accounting and business records in order to permit TERI, or such authorized persons, to audit (or perform compliance reviews with respect to) FMER's supporting procedures, controls and security methods associated with the services being provided to TERI. TERI shall also have the right as often as it shall reasonably deem necessary, to audit, at its expense, all books and records of FMER relating to Transferred Costs billed by FMER to TERI. FMER shall reasonably cooperate with TERI or such other persons authorized by TERI in the conduct of any such audit, including providing access to officers and the independent auditors of FMER for discussion of any such audit.

4.02 AUDITS BY GOVERNMENTAL AUTHORITIES. In addition, FMER shall allow any Governmental Authority having jurisdiction over TERI's business reasonable access during normal business hours to the records and procedures of FMER related to this Agreement. FMER shall reasonably cooperate with such Governmental Authority in the conduct of any such audit, including providing access to officers and the independent auditors of FMER for discussion of any such audit.

                                    ARTICLE V
                          ACCOUNTS, RECORDS AND REPORTS

5.01 ACCOUNTS AND RECORDS. Books of account and records relating to the Programs and the Loans, together with a general ledger and financial statements, shall be maintained by FMER on behalf of TERI, in accordance with GAAP, where applicable, and in accordance with good business practice, and FMER shall cooperate and provide such information to TERI as is available with respect to such books and records.

5.02 REPORTS. FMER will provide to TERI's Board of Directors or President all operational and financial reports presently created by TERI for its Board of Directors or for its senior management, and any other reports reasonably required for TERI to operate its business. Such reports shall be provided in substantially the same format and frequency as presently provided by TERI for its Board of Directors and senior management.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF TERI

       TERI hereby represents and warrants to FMER that:

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6.01   ORGANIZATION AND QUALIFICATION. TERI is duly organized and validly existing and is in good standing as a nonprofit corporation under the laws of the Commonwealth of Massachusetts. TERI has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. TERI is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, or leased or operated by it or the nature of its business makes such qualification or licensing necessary.

6.02   AUTHORITY.

       (a) TERI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by TERI and the performance by TERI of such obligations have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of TERI are necessary to authorize this Agreement or to perform such obligations. This Agreement has been duly authorized and validly executed and delivered by TERI and constitutes a legal, valid and binding obligation of TERI, enforceable against TERI in accordance with its terms.

       (b)    The Board of Directors of TERI has (i) approved this Agreement,
(ii) acting through duly authorized committees, reviewed and analyzed all information (including, without limitation, advice of counsel) that it has deemed necessary in order to determine the appropriateness from TERI's point of view of the transactions contemplated by this Agreement, and (iii) has declared that this Agreement and the other transactions contemplated by this Agreement are advisable and in the best interests of TERI. TERI shall provide to FMER a Clerk's certificate attesting to the relevant board resolutions, the vote approving each and any board minutes relating to the same.

6.03 NO CONFLICTS. Except as set forth on Schedule 6.03, the execution and delivery of this Agreement by TERI do not, and the performance of this Agreement by TERI will not:

       (a) conflict with or violate any provision of TERI's certificate of incorporation or bylaws;

       (b) conflict with or violate any Laws applicable to TERI or by which any property or asset of TERI is or may be bound or affected; or

       (c) result in any breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any property or asset of TERI under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation, to which TERI is a party or by which it or its assets or properties is or may be bound or affected.

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6.04   REQUIRED FILINGS AND CONSENTS. Except as set forth in Section 3.4 of the
Purchase and Sale Agreement, the execution and delivery of this Agreement by TERI do not, and the performance of this Agreement by TERI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.

6.05 PERMITS, COMPLIANCE WITH LAWS. TERI is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for TERI to own, lease and operate its properties or to carry on its business as now being conducted (collectively, the "TERI Permits") (except such TERI Permits the absence of which would not have a material adverse effect upon the business or assets of TERI), and, as of the date of this Agreement, the suspension or cancellation of any of the TERI Permits is not pending or, to the knowledge of TERI, threatened. TERI is not in conflict with, or in default or violation of (i) any laws applicable to TERI or by which any property or asset of TERI is or may be bound or affected, or (ii) any TERI Permits.

6.06 LITIGATION. Except as set forth in Schedule 6.07 attached hereto, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of TERI, threatened against TERI before any court or administrative agency or regulatory agency. TERI is not subject to an outstanding order, written injunction or decree.

6.07 501(c)(3) STATUS. No action, suit, proceeding, investigation, audit, claim or assessment is presently pending or, to the knowledge of TERI, proposed with regard to the retention by TERI of its status as a tax-exempt entity under
Section 501(c)(3) of the Internal Revenue Code.

6.08 CONFLICTING AGREEMENTS. TERI is not a party to any contract which purports to restrict or prohibit, in any respect, TERI from, directly or indirectly, entering into and performing its obligations under this Agreement. None of TERI's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with TERI, restricts in any respect TERI from, directly or indirectly, entering into and performing its obligations under this Agreement.

6.09 INFORMATION SHARING. For the limited purposes of providing FMER with information necessary to perform the Services as set forth in this Agreement, TERI has the legal authority to provide FMER with Servicing Information now or hereafter in TERI's possession. The disclosure of Servicing Information by TERI to FMER pursuant hereto will not conflict with any contractual or legal obligation of TERI not to disclose such information or, to the extent such disclosure does conflict with any such contractual obligation, TERI has obtained the consent of all parties to such contract(s) to such disclosure. FMER's sole remedy for breach of the foregoing representations and warranties contained in this Section 6.09 shall be to seek indemnification in accordance with the terms of Section 9.01(a)(ii).

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                                   ARTICLE VII
                     REPRESENTATIONS AND WARRANTIES OF FMER

       FMER hereby represents and warrants to TERI, as follows:

7.01 ORGANIZATION AND QUALIFICATION. FMER (i) is duly organized and is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

7.02 AUTHORITY. FMER has all the necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by FMER and the performance by FMER of its obligations hereunder have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of FMER are necessary to authorize this Agreement or to perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by FMER and constitutes a legal, valid and binding obligation of FMER enforceable against FMER in accordance with its terms.

7.03 NO CONFLICTS. The execution and delivery of this Agreement by FMER does not, and the performance of this Agreement by FMER will not:

       (a) conflict with or violate any provision of FMER's certificate of incorporation or bylaws;

       (b) conflict with or violate any Laws applicable to FMER or by which any property or asset of FMER is or may be bound or affected; or

       (iii) result in any breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any property or asset of FMER under, any contract to which FMER is a party or by which FMER or its assets or properties is or may be bound or affected.

7.04 REQUIRED FILINGS AND CONSENTS. Except as set forth in Schedule 7.04 hereto, the execution and delivery of this Agreement by FMER do not, and the performance of this Agreement by FMER will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority.

7.05 LITIGATION. There is no claim, action or proceeding pending or, to the knowledge of FMER, threatened against FMER before any court or administrative or regulatory body that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in an adverse effect on the performance by FMER of its obligations under this Agreement. FMER is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in an adverse effect on the performance by FMER of its obligations under this Agreement.

7.06 CONFLICTING AGREEMENTS. FMER is not a party to any contract which purports to restrict or prohibit, in any respect, FMER from, directly or indirectly, entering into and performing its obligations under this Agreement. None of FMER's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with FMER, restricts in any respect FMER from, directly or indirectly, entering into and performing its obligations under this Agreement.

7.07 PERMITS, COMPLIANCE WITH LAW. Except as set forth in Schedule 7.07, FMER is in possession of all franchises, permits, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for FMER to own, lease and operate its properties or to carry on its business and perform the Services (collectively, the "FMER Permits"), except such FMER Permits, the absence of which would not have a material adverse effect upon the business or assets of FMER, and, as of the date of this Agreement, the suspension or cancellation of any of the FMER Permits is not pending or, to the knowledge of FMER, threatened. FMER is not in conflict with, or in default or violation of (i) any laws applicable to FMER or by which any property or asset of FMER is bound or affected, or (ii) any FMER Permits.

7.08 LICENSE APPLICATION. FMER applied for a License, duly submitting its application on May 28, 2001.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

8.01   COVENANTS OF TERI.

       (a) MAINTAIN 501(c)(3) STATUS. TERI shall take all actions (if any) necessary or appropriate to maintain its status as a tax-exempt organization pursuant to Section 501(c)(3) of the Internal Revenue Code of the United States. Such action shall include, without limitation, the maintenance of adequate staff levels and expertise to supervise the activities of FMER under this Agreement.

       (b) GOVERNMENTAL APPROVALS. TERI shall maintain all TERI Permits now necessary for its business and shall obtain any TERI Permits that in the future may become necessary to conduct its business as a loan guaranty agency.

       (c) PERFORM GUARANTEE OBLIGATIONS. TERI shall perform each and all of its obligations under each and every Loan Guarantee Agreement between TERI and any Program Lender as currently performed, consistent with existing agreements and courses of dealing.

       (d) REGULATORY COMMUNICATIONS. TERI shall promptly forward to FMER any notices, demands, reports or other communications from any Governmental Authority having jurisdiction over TERI that in any way relate to or could potentially affect any Program offered by TERI.

8.02   COVENANTS OF FMER.

       (a) LICENSES AND PERMITS. FMC shall obtain and maintain all necessary licenses and permits in order to perform its obligations under this Agreement.

       (b)    SERVICE PERFORMANCE STANDARDS.

       (i) FMER shall provide the Services in accordance with the performance standards set forth in EXHIBIT C (the "Performance Standards").

       (ii) FMER's failure to perform in accordance with the Performance Standards due to any event covered by Section 11.14(b) of this Agreement shall not be considered to be a failure for which FMER shall be responsible under this Section 8.02(b).

       (iii) FMER shall report to TERI regarding its failure to satisfy any Performance Standard by the end of the third week following the end of the month in which the failure occurred for those performance standards having a monthly measuring time period as set forth on Exhibit C and by the end of the [**] the end of the quarter in which the failure occurred for those performance standards having a quarterly measuring period as set forth on Exhibit C (or, in any event as soon as such reports are available if available earlier). FMER shall include in such report (A) its diagnosis of the cause of such failure, and (B) a description of its plan for cure. FMER shall thereafter advise TERI weekly regarding the status of cure efforts.

       (iv) FMER's overall satisfaction of the Performance Standards shall be judged by the aggregate time period when a material portion of the "sub indicators" shown on Exhibit C are out of specification. Specifically, if [**] percent ([**]%) or more of the sub indicators fail to meet the Performance Standard by more than the permitted variation for either: (a) a period of [**] consecutive months, or (b) more than [**] months in any [**] period, then Material Failure of Performance shall have occurred and TERI shall have the right to terminate under Section 10.02(b). In applying the foregoing standard, different sub indicators that are beyond permitted variation do not count toward the total of [**] percent ([**]%) in different months.

              For example, if all sub indicators in Criteria Categories 2 and 3 (a total of 8) exceed permitted variation for [**] consecutive months but are "cured" in the [**] and all sub indicators in Criteria Categories 6 and 7 (a total of 8) exceed permitted variation in the next succeeding month, a Material Failure of Performance has not occurred.

8.03   COVENANTS OF FMC.

       (a) PROVISION OF WORKING CAPITAL. FMC shall provide FMER with adequate working capital to perform the Services hereunder.

       (b) FMC GUARANTY. FMC hereby guarantees the full and timely performance by FMER of its obligations pursuant to this Agreement. Such guarantee is primary and not secondary and it shall not be necessary, in order for TERI to enforce such guarantee, for TERI to institute suit or exhaust any remedies against FMER or make any claim or demand against FMER, before requiring performance by FMC hereunder.

8.04 LONG-TERM EXCLUSIVITY. During the term of this Agreement, TERI shall obtain all Services from FMER, and shall not provide such services for itself or obtain such Services from any other servicer. During the term of this Agreement, FMER shall not provide the Services or any similar services to any other guarantor of education loans.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.01   INDEMNIFICATION.

       (a) TERI will indemnify, defend and hold harmless FMER and FMC from and against any and all claims, demands or suits (by any person or entity), losses, liabilities, damages (but excluding any consequential, special, indirect, punitive or incidental damages), obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) to the extent the foregoing are not covered by insurance (each, an "Indemnifiable Loss"), asserted against FMER or FMC by an unrelated third party relating to, resulting from or arising out of any breach by TERI of any representation, warranty, covenant or agreement (without regard to any qualifications with respect to materiality contained therein) contained in this Agreement; PROVIDED, HOWEVER, (i) that in the case of any Indemnifiable Loss arising under this Section 9.01(a), no amounts shall be due and payable until and unless the aggregate amount of such Indemnifiable Losses is equal to $50,000 or more (when aggregated with Indemnifiable Loss under the Marketing Services Agreement), at which point such indemnification shall relate to all Indemnifiable Losses; and PROVIDED, FURTHER, (ii) that FMER shall be entitled to indemnification without regard to such minimum amount in the event that any Program Lender asserts any claim that this Agreement or performance hereunder violates a contractual right of such Program Lender to designate data as confidential, which right is first exercised after the date hereof (a "Contract Claim"), in which case the following procedure shall apply:

       (A) TERI may elect to terminate its contract with the Program Lender, if such termination would moot any claim against FMER or FMC asserted by the Program Lender, or

       (B) TERI may elect to indemnify FMER for the costs of defending the claim, in which event TERI shall reimburse FMER for 50% of the costs of litigation, but not more than $100,000, with respect to defense of such claim. The foregoing limitation shall not apply to any loss or cost of any judgment actually entered against FMER or FMC, which loss or cost shall be subject to the general minimum amount of $50,000 set forth above. The availability of defense costs under this provision shall not restrict FMER's general rights under this indemnity should losses as a result of a Contract Claim exceed such minimum amount.

       (b) FMER will indemnify, defend and hold harmless TERI from and against any and all Indemnifiable Losses asserted against TERI by an unrelated third party relating to, resulting from or arising out of any breach by FMER or FMC of any representation, warranty, covenant or agreement contained in this Agreement; PROVIDED, HOWEVER, that in the case of any Indemnifiable Loss arising under this Section 9.01(b), no amounts shall be due and payable until and unless the aggregate amount of such Indemnifiable Losses is equal to $50,000 or more (when aggregated with Indemnifiable Losses under the Marketing Services Agreement), at which point such indemnification shall relate to all Indemnifiable Losses.

       (c) Any Person entitled to receive indemnification under this Agreement (an "Indemnitee") having a claim under these indemnification provisions shall make a good faith effort to recover all losses, damages, costs and expenses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of any Indemnifiable Loss hereunder. The amount of any Indemnifiable Loss shall be reduced (i) to the extent that Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss and (ii) to take into account any net tax benefit recognized by the Indemnitee arising from the recognition of the Indemnifiable Loss and any payment actually received with respect to an Indemnifiable Loss.

       (d) The expiration, termination or extinguishment of any covenant or agreement shall not affect the parties' obligations under this Section 9.01 if the Indemnitee provided the person required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

       (e) Any claim under this Section 9.01 must be brought within two (2) years after termination of this Agreement.

       (f)    The rights and obligations of indemnification under this
Section 9. 01 shall not be limited or subject to set-off based on any violation or alleged violation of any obligation under this Agreement or otherwise, including but not limited to breach or alleged breach by the Indemnitee of any representation, warranty, covenant or agreement contained in this Agreement.

9.02.  DEFENSE OF CLAIMS.

       (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any person who is not a party to this Agreement or any Affiliate of a party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the Indemnitee will cooperate in good faith in such defense at such Indemnitee's own expense.

       (b) If within ten (10) days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 9.02(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder, the Indemnifying Party may accept and agree to such offer, and shall give written notice to the Indemnitee to that effect.

       (c)    [Intentionally omitted.]

       (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the prime rate then in effect of Bank of America, N.A. or its successor), will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; PROVIDED, HOWEVER, that (i) the Indemnifying Party will then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment is hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights. Nothing in this Section 9.02(d) shall be construed to require any party hereto to obtain or maintain any insurance coverage.

       (e) Subject to Section 9.01(a) and 9.01(b) hereof, a failure to give timely notice as provided in this Section 9.02 will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                                    ARTICLE X
                           RELATIONSHIP OF THE PARTIES

10.01 TERM AND TERMINATION. This Agreement shall have a term of five (5) years, commencing on the date first set forth above. Either party may renew this Agreement for one, five-year renewal term by delivery of written notice to the other party not less than sixty (60) days prior to the expiration date of this Agreement, PROVIDED, HOWEVER, that such renewal shall not be effective unless:

       (i)    TMSI also renews the Marketing Services Agreement; and

       (ii) FMC also renews this Agreement, the Master Loan Guaranty Agreement, and the Marketing Services Agreement.

10.02  TERMINATION FOR CAUSE.

       (a) TERMINATION OF MASTER LOAN GUARANTY AGREEMENT. If the Master Loan Guaranty Agreement between TERI and The First Marblehead Corporation, dated as of February 2, 2001, shall have been terminated for cause under Section 8.03 thereof, then in the case of termination of such agreement by FMC, FMER or FMC may terminate this Agreement and in the case of termination of such agreement by TERI, then TERI may terminate this Agreement. In either case, termination of this Agreement must be by written notice delivered within thirty (30) days of termination of the Master Loan Guaranty Agreement.

       (b) TERMINATION FOR FAILURE TO CONFORM TO SERVICING STANDARDS. In the event of a Material Failure of Performance Standards as defined in Section 8.02(b)(iv), TERI may terminate this Agreement upon thirty (30) days' written notice.

       (c) TERMINATION FOR CAUSE BY EITHER PARTY. In the event that either party shall materially breach its obligations under this Agreement (other than a breach subject to Section

10.02(b) hereof) and shall fail to cure such breach within thirty (30) days after written notice and demand for such cure, or in the event that any representation or warranty of such party contained herein was materially incorrect when given, then the other party may, upon thirty (30) days' written notice, terminate this Agreement.

       (d) TERMINATION IN THE EVENT OF BANKRUPTCY. In the event that either party becomes a debtor in any proceeding under the U.S. Bankruptcy Code or in any similar state insolvency or reorganization proceeding, then this Agreement shall terminate, at the option of the other party, without further notice (except where notice is permitted by applicable bankruptcy law without court approval, in which case the terminating party shall deliver written notice of termination).

10.03 EFFECT OF TERMINATION. Upon termination of this Agreement by either party:

       (a) Neither party shall be excused from performing any obligation or paying any monies due or earned prior to the effective date of termination.

       (b) The provisions of Sections 9.01, 9.02, and all of Article XI shall remain in full force and effect notwithstanding termination.

       (c) In the case of termination by TERI pursuant to Section 10.02(b) or 10.02(c), FMER shall continue to provide Services, in conformity with the Performance Standards, and assistance in transitioning the Services to a new servicer for up to six (6) months, for consideration at the same rates set forth in Article III of this Agreement. In addition, if such a termination occurs at a time when Section 9.2 of the Purchase and Sale Agreement does not apply, FMER shall grant TERI a nonexclusive license to use certain software then in use by FMER, on the following terms and conditions:

              (i) The license shall apply to the proprietary software purchased by FMER from TERI under the Purchase and Sale Agreement that has the functionality generally described in Schedule 10.03(c) attached hereto, with all enhancements to such software, to the extent necessary to perform the functions described in Schedule 10.03(c) and such additional similar or related functions as FMER may have added by enhancement of the software described in such Schedule 10.03(c);

              (ii) FMER shall be entitled to receive a fair market value license fee, determined in part based on the value of the software when purchased from TERI plus the value of all enhancements purchased by FMER, but excluding the value of enhancements to the extent TERI reimbursed FMER for the cost thereof under this Agreement;

              (iii) Such license shall be subject to and conditioned upon the proprietary rights of any third party in any such enhancements, and TERI shall be responsible for the cost to obtain the consent of any such third party (other than an affiliate of FMER) to such license;

              (iv)   Such license shall be nonexclusive and perpetual;

              (v) Such license shall be without representation, warranty or indemnity, other than warranty of title (subject to the consent of third parties referred to above);

              (vi) Such license shall contain other reasonable and customary terms consistent with the foregoing, as FMER and TERI may require.

       In the event that the parties are unable to agree upon the terms of the license, they shall submit the matters on which they cannot agree to arbitration pursuant to Section 11.11 hereof.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

11.02 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

11.03 NOTICES. All notices given by any party to the other under this Agreement shall be in writing and shall be delivered personally, by electronic record, as herein defined, by overnight courier, prepaid, or by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to the other party given as provided herein. Such notices shall be effective on the date received. Notice shall be given as follows:

       If to FMER:

       Ralph James
       The First Marblehead Corporation
       30 Little Harbor
       Marblehead, MA  01945
       Phone: (800) 895-4283
       Fax: (781) 639-4583
       E-Mail: rjames@gateloan.com

       With a copy to:
       Richard P. Hackett, Esq.
       Pierce Atwood
       One Monument Square
       Portland, Me 04101
       Phone: 207-791-1280

       Fax:  207-791-1350
       E-Mail:  rhackett@pierceatwood.com

       If to TERI:

       Thomas Parker
       President and Chief Executive Officer
       The Education Resources Institute
       330 Stuart Street
       Boston, MA 02116
       Phone: 617-426-0681
       Fax: 617-422-8880
       E-Mail: parker@teri.org

       With a copy to:
       Richard A. Wiley, Esq.
       Hill & Barlow, A Professional Corporation
       One International Place
       Boston, MA 02110-2600
       Phone: 617 428-3000
       Fax: 617 428-3500
       E-Mail: rwiley@hillbarlow.com

11.04 ENTIRE AGREEMENT. This Agreement (including any exhibits and schedules to this Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

11.05 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

11.06 AMENDMENT. This Agreement may be amended by the parties to this Agreement only by a writing executed by their duly authorized representatives with the requisite formalities.

11.07 WAIVER. Any party to this Agreement may (a) extend the time for the performance of any obligation or other act of any other party to this Agreement,
(b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, and (c) waive compliance with any agreement or condition contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

11.08 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

11.09 INTERPRETATION. The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, exhibit or schedule, that reference shall be to a Section of or exhibit or schedule to this Agreement unless otherwise indicated. Neither party shall be deemed the drafter of this Agreement or any of the exhibits hereto, which Agreement and exhibits are the product of detailed, arms' length negotiations between the parties and their respective counsel.

11.10 ASSIGNMENT. This Agreement may not be assigned by either party without the express written consent of the other party, which consent shall not be unreasonably withheld. Any purported assignment in violation of this provision shall be ineffective and void. The foregoing restriction shall not apply to a merger, consolidation or other transfer by operation of law, nor to any change in the equity ownership or control of either party. FMER shall have the right to subcontract the Services, subject to TERI's reasonable approval of the financial and technical capability of the subcontractor to provide the subcontracted Services and the absence of conflict between such subcontracts and TERI's contractual obligations. FMER shall require any subcontractor to agree to the confidentiality provisions contained in Section 11.15. No such subcontracting shall relieve FMER of its obligations under this Agreement, and any breach or material failure of performance of this Agreement by a subcontractor (including, without limitation, any failure of a subcontractor to satisfy the Performance Standards) shall be deemed to be a breach or material failure of performance by FMER.

11.11 ARBITRATION. In the event of any dispute between TERI and FMER relating to the proper determination of Transferred Costs under Article III or necessary modifications to the Performance Standards under Exhibit C or the terms of a license under Section 10.03(c), TERI and FMER agree that such dispute shall be resolved by means of arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Such arbitration shall proceed in Boston, Massachusetts and shall be governed by Massachusetts law. In any dispute between the parties that is subject to arbitration hereunder, where the aggregate of all claims and the aggregate of all counterclaims each is an amount less than $250,000, the arbitration shall be heard by one arbitrator to be selected by mutual agreement of the parties. In the event the parties are unable to agree on an arbitrator within thirty (30) days, the arbitration shall be heard by one arbitrator appointed by the AAA. If the aggregate amount of the claims or counterclaims exceeds $250,000, the arbitration shall be heard by a panel of three arbitrators, to be selected as follows: TERI and FMER shall each select one arbitrator, and the arbitrators so selected shall select a third arbitrator by mutual agreement. In the event the arbitrators selected by the parties are unable to agree on the third arbitrator within thirty (30) days, the third arbitrator shall be appointed by the AAA. The arbitrator(s) hearing any arbitration pursuant to this Section 11.11 shall have substantial experience in the area of consumer loan origination, debt collection and guaranty processing and claims administration, and shall otherwise be qualified to address the issues presented competently. The arbitration decision shall be binding upon TERI, FMER and FMC. In the event a party, having been given notice and opportunity, fails or refused to appear or participate in an arbitration or in any stage of the arbitration, the proceedings will nevertheless be conducted to conclusion and final award. Any award rendered under such circumstances will be as valid and enforceable as if both parties had appeared and participated fully at all stages. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings in the Commonwealth of Massachusetts. The arbitrator(s) shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar type damages. The prevailing party in the arbitration proceeding shall be entitled to recover its expenses including the costs of the arbitration proceeding, expert witness fees and reasonable attorneys' fees.

11.12 REMEDIES. Subject to the terms of this Agreement, the parties will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

11.13 FURTHER ASSURANCES. On and after the date hereof, each of TERI, FMER and FMC shall: (i) cooperate with the other in good faith to give effect to the terms hereof and execute, acknowledge and deliver all such acknowledgments, documents and other instruments; and (ii) take such further action as any party may reasonably request to enable such party to exercise its rights or perform its obligations under, or to fully and completely effectuate, the terms, conditions and intent of this Agreement.

11.14  FORCE MAJEURE AND RESTRICTED PERFORMANCE.

       (a) If performance by TERI of any obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, failure or substantial delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo or any other FORCE MAJEURE which is or are beyond the reasonable control of TERI, TERI shall provide written notice to FMER identifying the cause of the prevention, restriction, delay or interference and TERI shall be excused from the performance to the extent of the prevention, restriction, delay or interference, so long as TERI is taking reasonable action to accomplish such performance as promptly as possible under the circumstances.

       (b) If performance by FMER of any service or obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages or materials, rationing, utility or communication failures, failure or substantial delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, other FORCE MAJEURE which is or are beyond the reasonable control of FMER, FMER shall be excused from the performance to the extent of the prevention, restriction, delay or interference, so long as it is taking reasonable actions to accomplish such performance as promptly as possible under the circumstances.

11.15  CONFIDENTIALITY AND RESTRICTIONS ON USE OF INFORMATION, FIREWALL.

       (a) TERI and FMER each acknowledge that in the course of the operations contemplated by this Agreement, and in the course of communications relative to this Agreement, it has received and will receive information concerning the other's finances, business plans, business methods, and the like that is not generally known in the student loan industry ("Confidential Information"). Each party will respect and use all reasonable efforts to maintain the confidentiality of the other's Confidential Information unless and until such information becomes generally known through no fault of the receiving party.

       (b) In accordance with the provisions of Title V of the Gramm-Leach-Bliley Act (the "GLB Act") and Federal Reserve Board Regulation P ("Regulation P"), FMER agrees to respect and protect the security and confidentiality of any "nonpublic personal information" (as defined in the GLB Act and Regulation P) it receives from TERI including, where applicable, the restrictions on the re-use and disclosure of such information set forth in the GLB Act and Regulation P.

       (c) FMER agrees to use all information it receives from TERI concerning Program loans and borrowers including, without limitation, nonpublic personal information described in Section 11.15(b) and all Servicing Information, solely for purposes of providing the Services and not to disclose the same to any Person except (i) as necessary to perform the Services, and (ii) only subject to a confidentiality agreement. In particular and not by way of limitation, FMER shall establish clear policies and procedures to prevent the disclosure of Servicing Information to FMC. Such policies shall restrict disclosures to FMC solely to the Delivered Database as defined in the Database Sale and Supplementation Agreement of even date herewith among TERI, FMER and FMC. FMC agrees to be bound by the restrictions contained in this Section 11.15.

11.16 ELECTRONIC RECORDS AND SIGNATURES. The parties intend that reasonably reliable electronic records and signatures shall be binding upon the parties in accordance with the provisions of the Federal Electronic Signatures in Global and National Commerce Act. The parties agree that records and signatures transmitted by facsimile when bearing the routing information and imprints ordinarily provided by such technology, shall constitute binding records and signatures upon the parties. Either party may, in any facsimile, expressly rebut the binding effect of such communication, but such exclusion from this Section shall only apply to that particular facsimile transmission. The parties further agree that a notice under
Section 11.03 may be given by e-mail and shall constitute a writing. The parties further agree that e-mail, voice mail or other recording of voices shall not constitute an electronic signature for purposes of the parties' transactions under this Agreement. Finally, other forms of electronic record and signature may be adopted by the parties by subsequent agreement from time to time.


       IN WITNESS WHEREOF, TERI and FMER have executed this Agreement as of the date first above written.

                                     THE EDUCATION RESOURCES INSTITUTE, INC.

                                     By: /s/ Thomas D. Parker
                                        --------------------------------
                                     Print Name: Thomas D. Parker
                                                ------------------------
                                     Title: President & CEO
                                           -----------------------------

                                     FIRST MARBLEHEAD EDUCATION RESOURCES, INC.

                                     By: /s/ Ralph M. James
                                        --------------------------------
                                     Print Name: Ralph M. James
                                                ------------------------
                                     Title: President
                                           -----------------------------

                                     THE FIRST MARBLEHEAD CORPORATION

                                     By: /s/ Ralph M. James
                                        --------------------------------
                                     Print Name: Ralph M. James
                                                ------------------------
                                     Title: Senior VP and COO
                                           -----------------------------

                             Schedules 7.04 and 7.07

Small Loan Company License from the Massachusetts Division of Banks, pursuant to M.G.L. Chapter 140, sections 96-114A and 209 C.M.R. 12.00 (the "License").

FMER has applied for the License. Pending its issuance, certain personnel will remain in the employment of TERI, as more fully set forth in the Amendment to Master Servicing Agreement of even date herewith. The arrangements described in said Amendment shall not be deemed a breach of the representation contained in
Section 7.07.

                 SCHEDULE 10.03(c) TO MASTER SERVICING AGREEMENT

                              TERI CREATED SOFTWARE


WEB APPLICATION ENTRY - ability to apply for TERI Alternative loans through TERI's Website.

WEB ONLINE STATUS - ability to review the status of a TERI loan application through TERI's Website

WEB ONLINE SCHOOL CERTIFICATION - ability for schools to provide the school specific information through TERI's Website.

WEB APPLICATION QUALIFICATION - databases that supports our Application Qualification matrix that determines the type of TERI originated product applicant is eligible for.

GUARANTEE SYSTEM - A set of files that contain all the loans that TERI has guaranteed.

INTERFACES:

     - Process that takes records from our CreditScoring Databases and writes them to an Internal AS400 file

     - Process that creates daily transaction files to be sent to our ALE loan origination system

     - Process that allows parameters to be entered that will select Pre-Claim records to be outsourced to Collection agencies

     - Process that allows payment files be received from Collection agencies to be applied to Default accounts

   -   TABLE OF EXHIBITS


Exhibit A - List of TERI Marks

Exhibit B - Services

Exhibit C - Performance Standards

Exhibit D - Customer Contact Employees

                                    EXHIBIT A

                               LIST OF TERI MARKS

THE FEDERALLY REGISTERED TRADEMARKS AND SERVICE MARKS LISTED BELOW.

                                 REGISTRATION                   DATE OF       REGISTRATION       RENEWAL
MARK                                 NO.            CLASS      FIRST USE          DATE            DATE
CONNECTED                          1,908,878          41        4/10/93          8/1/95         8/1/2000-

                                                                                                8/1/2001

HIGHER EDUCATION                   2,035,326          16          4/84           2/4/97         2/4/2002-
INFORMATION CENTER
                                                                                                2/4/2003

HIGHER EDUCATION                   2,035,325          42          4/84           2/4/97         2/4/2002-
INFORMATION CENTER
                                                                                                 2/4/2003

TERI                               1,487,085          37        8/16/85          5/3/88           Filed
                                                                                                 Accepted

                                   1,497,032          36         6/3/86          7/19/88        Lapsed (No
                                                                                               longer used)
THE EDUCATION RESOURCES            1,487,086          36        8/16/85          5/3/88           Filed
INSTITUTE                                                                                        Accepted

THE COMMON LAW TRADEMARKS AND SERVICE MARKS, INCLUDING BUT NOT LIMITED TO:

ALP

CEL

Dual Loan

Health Professional Plan

PEP

PharmD

PLEASE

                                    EXHIBIT B

                                    SERVICES

In connection with servicing the Programs, FMER shall perform substantially the same scope of services presently performed by TERI employees in all of the Cost Centers set forth in Section 3.02, EXCEPT THAT the in-house attorney employed by TERI to conduct collections with respect to bankrupt borrowers, and his principal assistant (the "Bankruptcy Collectors") shall remain TERI employees and shall be responsible for all direct contact with such borrowers in connection with collection of TERI's claim against such borrowers. FMER will provide office space and office support for the Bankruptcy Collectors to the full extent it may do so without becoming licensable as a collection agency under Massachusetts law.

                                    EXHIBIT C

                              PERFORMANCE STANDARDS

FMER PERFORMANCE:

While the Agreement is in effect, FMER shall at all times maintain the necessary telephone lines, computer capacity and staff necessary to provide the Services in accordance with the performance standards set forth in this EXHIBIT C (the "Performance Standards"). On an annual basis and/or in the event that either party reasonably anticipates an increase of more than [**] percent ([**]%) of volume of Services, FMER and TERI will review whether it is appropriate to change, substitute, amend, add or delete any Performance Standard. With respect to any proposed modification, the parties shall meet and negotiate in good faith to determine a mutually satisfactory resolution to any proposed modification based on all relevant business factors, including, without limitation:

-   Changes in the business requirements of TERI;
-   Improvements and efficiencies in technology and in industry practice;
- Changes in the U.S. economy affecting Borrower ability to pay, recovery rates and default aversion;
-   Projected changes in volume of Services.

In the event that either party delivers to the other a written notice of impasse with respect to a proposed modification to a Performance Standard after not less than three meetings to discuss such proposal, then the party delivering such notice may demand arbitration of the proposal under Section 11.11. Pending the outcome of arbitration, existing Performance Standards shall continue to apply. The arbitrator shall have the authority to approve or deny, in whole or in part, the proposed modification, based on the foregoing standards, together with then-current industry practice. Any change in a Performance Standard requested by TERI and approved by the arbitrator that would increase cost to FMER by more than $[**] may be the subject of an interim budget review request under Section 3.02(e)(iii).

The Performance Standards appear in the following chart:
       PERFORMANCE STANDARDS

                                                                       PERFORMANCE         TESTING          PERMITTED
    CRITERIA CATEGORY            "SUB INDICATORS"      MEASURE           STANDARD        TIME PERIOD     VARIATION (+/-)
------------------------------------------------------------------------------------------------------------------------
1.  LOAN ORIGINATION             a.[**]            [**]                    [**]        [**]              [**]
                                 b.[**]            [**]                    [**]        [**]              [**]
                                 c.[**]            [**]                    [**]        [**]              [**]
                                 d.[**]            [**]                    [**]        [**]              [**]
                                 e.[**]            [**]                    [**]        [**]              [**]
                                 f.[**]            [**]                    [**]        [**]              [**]
------------------------------------------------------------------------------------------------------------------------

2.  QC & PM                      a.[**]            [**]                    [**]        [**]              [**]
                                 b.[**]            [**]                    [**]        [**]              [**]
                                 c.[**]            [**]                    [**]        [**]              [**]
                                 d.[**]            [**]                    [**]        [**]              [**]
                                 e.[**]            [**]                    [**]        [**]              [**]
------------------------------------------------------------------------------------------------------------------------

3.  CUSTOMER SERVICE             a.[**]                                    [**]        [**]              [**]
                                 b.[**]                                    [**]        [**]              [**]
                                 c.[**]                                    [**]        [**]              [**]

------------------------------------------------------------------------------------------------------------------------

4.  CLAIMS REVIEW                a.[**]            [**]                    [**]        [**]              [**]
------------------------------------------------------------------------------------------------------------------------

5. DEFAULT PREVENTION            a.[**]            [**]                    [**]%       [**]              [**]%
========================================================================================================================

6. RECOVERY                                        [**]
                                 a.    Q1                            $     [**]        [**]              [**]%
                                 b.    Q2                            $     [**]        [**]              [**]%
                                 c.    Q3                            $     [**]        [**]              [**]%
                                 d.    Q4                            $     [**]        [**]              [**]%
                                                                     $     [**]        [**]              [**]%
                                 e.[**]            Yearly                  [**]%       [**]              [**]%
------------------------------------------------------------------------------------------------------------------------

7. MANAGEMENT REPORTS            a.[**]            [**]              [**]              [**]              [**]
                                 b.[**]            [**]              [**]              [**]              [**]
                                 c.[**]            [**]              [**]              [**]              [**]
------------------------------------------------------------------------------------------------------------------------

* Exceptions                     * [**]
                                 * [**]
                                 * [**]

                                                    CURRENT PERIOD         1999             2000
    CRITERIA CATEGORY            "SUB INDICATORS"      AVERAGE           AVERAGE           AVERAGE
------------------------------------------------------------------------------------------------------
1.  LOAN ORIGINATION             a.[**]             [**]              [**]              [**]
                                 b.[**]             [**]              [**]              [**]
                                 c.[**]             [**]              [**]              [**]
                                 d.[**]             [**]              [**]              [**]
                                 e.[**]             [**]              [**]              [**]
                                 f.[**]             [**]              [**]              [**]
------------------------------------------------------------------------------------------------------

2.  QC & PM                      a.[**]             [**]              [**]              [**]
                                 b.[**]             [**]              [**]              [**]
                                 c.[**]             [**]              [**]              [**]
                                 d.[**]             [**]              [**]              [**]
                                 e.[**]             [**]              [**]              [**]
------------------------------------------------------------------------------------------------------

3.  CUSTOMER SERVICE             a.[**]             [**]              [**]              [**]
                                 b.[**]             [**]              [**]              [**]
                                 c.[**]             [**]              [**]              [**]

------------------------------------------------------------------------------------------------------

4.  CLAIMS REVIEW                a.[**]             [**]              [**]              [**]
------------------------------------------------------------------------------------------------------

5. DEFAULT PREVENTION            a.[**]             [**]              [**]              [**]
======================================================================================================

6. RECOVERY
                                 a.    Q1
                                 b.    Q2
                                 c.    Q3
                                 d.    Q4
                                                   $[**]             $[**]             $[**]
                                 e.[**]             [**]              [**]%             [**]%
------------------------------------------------------------------------------------------------------

7. MANAGEMENT REPORTS            a.[**]             [**]              [**]              [**]
                                 b.[**]             [**]              [**]              [**]
                                 c.[**]             [**]              [**]              [**]
------------------------------------------------------------------------------------------------------

* Exceptions                     * [**]
                                 * [**]
                                 * [**]

                                    EXHIBIT D

                           CUSTOMER CONTACT EMPLOYEES

       Customer Contact Employees are those employees on the following roster who have the word "Delay" 3 columns to the right of their last names.

TERI TO FMER EMPLOYEE LISTING

                                                "DEAR"
FIRST NAME            LAST NAME                 NAME              DEPARTMENT
Irma C.               Balfour                   Irma              Customer Service                 Delay
Nilelaya D            Barnes                    Nilelaya          Customer Service                 Delay
Thanna                Beckles                   Thanna            Customer Service                 Delay
Kyle W.               Bedard                    Kyle              Customer Service                 Delay
Kevin S.              Burke                     Kevin             Customer Service                 Delay
Quiana S.             Burns                     Quiana            Customer Service                 Delay
Lucinda L.            Correia                   Lucinda           Customer Service                 Delay
Brian M               Cox                       Brian             Customer Service                 Delay
Julie E.              Dembro                    Julie             Customer Service                 Delay
Sheena T.             Draper                    Sheena            Customer Service                 Delay
Bolisha               Enaibe                    Bolisha           Customer Service                 Delay
Angelica              Fisichella                Angelica          Customer Service                 Delay
Ronathan L            Gonzalez                  Ron               Customer Service                 Delay
Luis E.               Gonzalez                  Luis              Customer Service                 Delay
Catalina              Gutierrez                 Catalina          Customer Service                 Delay
Andrew R.             Hamil                     Andrew            Customer Service                 Delay
Pete K.               Harry                     Pete              Customer Service                 Delay
Jason                 Herbert                   Jason             Customer Service                 Delay
Shavonne M.           Herrington                Shavonne          Customer Service                 Delay
Greg A                Hetrick                   Greg              Customer Service                 Delay
Natacha               Joseph                    Natacha           Customer Service                 Delay
Michael               Kelly                     Michael           Customer Service                 Delay
Kelly A.              Lavin                     Kelly             Customer Service                 Delay
Alexander Paul        Luvisi                    Alex              Customer Service                 Delay
Kristen M             Malachowski               Kristen           Customer Service                 Delay
Bryan A.              Mannetta                  Bryan             Customer Service                 Delay
Derek W.              McNiff                    Derek             Customer Service                 Delay
Jennifer A.           Mendonca                  Jennifer          Customer Service                 Delay
David T.              Miller                    David             Customer Service                 Delay
Anita                 Miranda                   Anita             Customer Service                 Delay
Jeff M.               Moccia                    Jeff              Customer Service                 Delay

Micheal S.            Moore                     Michael           Customer Service                 Delay
Zakiya E.             Narine                    Zakiya            Customer Service                 Delay
Jean M.               Piasecki                  Jean              Customer Service                 Delay
William M.            Piasecki                  Bill              Customer Service                 Delay
Gregory A.            Powell                    Gregory           Customer Service                 Delay
Allison J             Pratt                     Allison           Customer Service                 Delay
Margaret S.           Price                     Margaret          Customer Service                 Delay
Nilsa                 Santiago                  Nilsa             Customer Service                 Delay
Christopher P.        Shirtcliff                Chris             Customer Service                 Delay
Andrea                Souto                     Andrea            Customer Service                 Delay
George                Torres                    George            Customer Service                 Delay
Carlos                Trigueros                 Carlos            Customer Service                 Delay
Karen A.              Turley                    Karen             Customer Service                 Delay
Marie                 Turley                    Marie             Customer Service                 Delay
Zhigang               Bai                       Bai               Loan Origination                 Delay
Johana A.             Drumonds                  JoJo              Loan Origination                 Delay
Huei-Chi              Feng                      Julie             Loan Origination                 Delay
Limbania              Fernandez                 Limbania          Loan Origination                 Delay
David                 Joy                       David             Loan Origination                 Delay
Gail                  Lampropoulos              Gail              Loan Origination                 Delay
Steven M.             Maistros                  Steven            Loan Origination                 Delay
Lauren                Margharita                Lauren            Loan Origination                 Delay
Mike                  Osei-Mensah               Mike              Loan Origination                 Delay
Janice                Smith                     Janice            Loan Origination                 Delay
Judith                Struglia                  Judith            Loan Origination                 Delay
Peter                 Tetreault                 Peter             Loan Origination                 Delay
Carlin P.             Toth                      Carlin            Loan Origination                 Delay
Min C.                Zhou                      Min               Loan Origination                 Delay
Mark                  Proper                    Mark              Quality Control                  Delay
Brendan               Sevin                     Brendan           Quality Control                  Delay
Joan L.               Shaer Camacho             Joan              Quality Control                  Delay
Ann                   Swistak                   Ann               Quality Control                  Delay
                                                                                                      63
Kathryn M             Amaru                     Kathy             Bankruptcy                       FMER
Lori A.               Atkins                    Lori              Bankruptcy                       FMER
Danielle              Bentley                   Danielle          Bankruptcy                       FMER
James P.              Costello                  Jim               Claim Review                     FMER
Georgia               Jacques                   Georgia           Claim Review                     FMER
Tin                   Khine                     Tin               Claim Review                     FMER
Janice M              Lupo                      Janice            Claim Review                     FMER
Claudette             O'Garro                   Claudette         Claim Review                     FMER
Duc T.                Vu                        Duc               Claim Review                     FMER
Darlene               Adams                     Darlene           Default Prevention               FMER
Steven A              Berg                      Steve             Default Prevention               FMER

Kathleen              McSweeney                 Kathy             Default Prevention               FMER
Joe G                 Toups                     Joe               Default Prevention               FMER
Janie S               Marois                    Janie             Education Finance                FMER
Paul C.               McCarty                   Paul              Education Finance                FMER
John D.               Volpini Jr.               John              Education Finance                FMER
Jayne                 Doherty                   Jayne             Finance/Administration           FMER
Cherryanne            Hinds                     Cherryanne        Finance/Administration           FMER
Irina R               Khmelnitskaya             Irina             Finance/Administration           FMER
Carol R.              Levine                    Carol             Finance/Administration           FMER
Darren L              McInnis                   Darren            Finance/Administration           FMER
Richard B             Neely                     Rick              Finance/Administration           FMER
Tuan                  Phan                      Tuan              Finance/Administration           FMER
Richard N.            Seiler                    Ric               Finance/Administration           FMER
Michael               Tang                      Michael           Finance/Administration           FMER
Eleanor               Warner                    Eleanor           Finance/Administration           FMER
Colette               Wilson                    Colette           Finance/Administration           FMER
Polly                 Zheng                     Polly             Finance/Administration           FMER
Patricia M.           Callahan                  Patti             Human Resources                  FMER
Wendy                 Casterlow                 Wendy             Human Resources                  FMER
Marianne              Barry                     Marianne          IS&T                             FMER
Ronan C.              Dunne                     Ronan             IS&T                             FMER
David                 Johnson                   David             IS&T                             FMER
Donika                Kreste                    Donika            IS&T                             FMER
David J.              Luciano                   David             IS&T                             FMER
Claire                Malachowski               Claire            IS&T                             FMER
Jennifer A.           Nodelman                  Jen               IS&T                             FMER
Kevin J.              Pieper                    Kevin             IS&T                             FMER
William J.            Ritacco II                Bill              IS&T                             FMER
Jeff H.               Tavares                   Jeff              IS&T                             FMER
Jeffrey R.            Trudeau                   Jeff              IS&T                             FMER
Catherine A           Zubrin                    Cathy             IS&T                             FMER
Rosa J.               Bautista                  Rosa              Loan Origination                 FMER
Tigist G.             Berhe                     Tigist            Loan Origination                 FMER
Mariana               Boci                      Mariana           Loan Origination                 FMER
Hui Min               Cen                       Hui Min           Loan Origination                 FMER
Angela                Chau                      Angela            Loan Origination                 FMER
Fun Fun               Cong                      Fun Fun           Loan Origination                 FMER
Ernestine H.          Deputat                   Teena             Loan Origination                 FMER
Shizhen               Fan                       Shizhen           Loan Origination                 FMER
Xiao Huan             Huang                     Xiao Huan         Loan Origination                 FMER
Xiangqun              Li                        Xiangqun          Loan Origination                 FMER
Cam                   Luong                     Cam               Loan Origination                 FMER
Jerome S              Narolewski                Jerome            Loan Origination                 FMER
Ngoc Nga Thi          Nguyen                    Nga               Loan Origination                 FMER

Hanh Ngoc             Nguyen                    Ngoc              Loan Origination                 FMER
Ngoc-Tuyet            Nguyen                    Tuyet             Loan Origination                 FMER
Hong Ho               Nguyen                    Hong Ho           Loan Origination                 FMER
Tram T.               Pham                      Tram              Loan Origination                 FMER
Jieyu Cheung          Tan                       Jieyu Cheung      Loan Origination                 FMER
Sandra L.             Teo                       Sandra            Loan Origination                 FMER
Soi Ha                U                         Soi Ha            Loan Origination                 FMER
Siu Yin               Yu                        Siu Yin           Loan Origination                 FMER
Mei Le                Zhang                     Mei Le            Loan Origination                 FMER
Hui W.                Zhu                       Hui               Loan Origination                 FMER
Libia                 Bedoya                    Libia             Quality Control                  FMER
Zihue                 Chen                      Zihue             Quality Control                  FMER
Gregory               Flanagan                  Greg              Quality Control                  FMER
Stacy A.              Hetrick                   Stacy             Quality Control                  FMER
Yuting                Ho                        Yuting            Quality Control                  FMER
Christine Hanh        Huynh                     Christine         Quality Control                  FMER
Yen Hoang             Huynh                     Yen Hoang         Quality Control                  FMER
Vladimir A.           Khmelnitskiy              Vladimar          Quality Control                  FMER
Brikena               Kreste                    Brikena           Quality Control                  FMER
Dao K                 Mai                       Dao               Quality Control                  FMER
Dorothy A.            Martinez                  Dorothy           Quality Control                  FMER
Diep Thi              Nguyen                    Diep              Quality Control                  FMER
Ngoc Loan T           Nguyen                    Loan              Quality Control                  FMER
Jimmy T.              Nguyen                    Jimmy             Quality Control                  FMER
Phuong T.             Nguyen                    Phuong            Quality Control                  FMER
Thao T.               Nguyen                    Thao              Quality Control                  FMER
Michelle              Ou                        Michelle          Quality Control                  FMER
Yajaira A.            Pena                      Yajaira           Quality Control                  FMER
Rebecca A.            Sands                     Rebecca           Quality Control                  FMER
Sarah                 Sein                      Sarah             Quality Control                  FMER
Diane F.              Skiffington               Diane             Quality Control                  FMER
Javal A.              Edwards                   Javal             Recovery                         FMER
Janice                Hegeman                   Janice            Recovery                         FMER
Janet V.              Keymetian                 Janet             Recovery                         FMER
Warren C.             Moore                     Warren            Recovery                         FMER
Miti                  Sheqi                     Miti              Recovery                         FMER
Eric                  Smyth                     Eric              Recovery                         FMER
                                                                                                     91
Daniel                Bernazzani                Dan               Marketing                        TMSI
Alisa                 Meehan                    Alisa             Marketing                        TMSI
Dean Walter           Robertson                 Dean              Marketing                        TMSI
Amy                   Wilson                    Amy               Marketing                        TMSI
David R               Kelly                     Dave              Marketing                        TMSI
                                                                  Communications
Tysaliek R.           Scott                     Ty                Marketing
                                                                  Communications         TMSI
                                                                                                               6

                 FIRST SUPPLEMENT TO MASTER SERVICING AGREEMENT


       THIS FIRST SUPPLEMENT TO MASTER SERVICING AGREEMENT ("Supplement") supplements that certain Master Servicing Agreement by and among The Education Resources Institute, Inc. ("TERI"), First Marblehead Education Resources, Inc. ("FMER"), and The First Marblehead Corporation ("FMC") dated as of July 1, 2001 (the "MSA"). This Supplement is dated as of July 1, 2001.

       WHEREAS, the MSA contains a general grant of authority for FMER to do all things necessary to provide the services described in the MSA; and

       WHEREAS, certain necessary acts such as making of payments from TERI bank accounts may require more specific authority than is granted in the MSA, and the parties desire that such grants of authority be specific.

       NOW, THEREFORE, in consideration of these presents and the covenants contained herein the parties hereto hereby agree as follows:

              1. Capitalized terms used herein without definition shall have the meanings set forth in the MSA.

              2. Without in any way limiting the general authority granted to FMER in the MSA, the following specific authorities are granted:

                  (a) FMER is authorized to prepare payroll for continuing TERI employees upon receipt of attendance/verification from the applicable TERI manager. The following FMER employees are authorized to sign payroll checks: Richard Neely, Paul McCarty, and Kathy McSweeney.

                  (b) FMER is authorized to process TERI accounts payable,
                      claims payments and loan origination disbursements. The following FMER employees are authorized to sign checks and make wire transfers with respect to accounts payable and loan disbursements: Richard Neely, Paul McCarty, and Kathy McSweeney. Two signatures shall be required for any accounts payable check or wire in excess of $7,500. Claims payments shall be made over the signature of Richard Neely. Any accounts payable transaction in excess of the standard authority levels set forth in Exhibit A shall require the prior written approval of a TERI officer having authority to make payments of the size in question on behalf of TERI.

                  (c) FMER is authorized to transfer funds among TERI accounts at Fleet Bank, State Street Bank and Key Bank in furtherance of its duties under the MSA. The following FMER employees are authorized to make such transfers:
                      Richard Neely, Paul McCarty, and Kathy McSweeney. Transaction confirmations shall be provided to the TERI president promptly upon request.

                  (d) FMER is authorized to support TERI investments in
                      accordance with the investment policy approved by the TERI Audit and Investment Committee. Richard Neely is authorized to execute investments in accordance with such policy. All transaction advices and confirmations shall be provided to the TERI president promptly upon request.

                  The receipt of advices or confirmations under this section shall not constitute ratification of any improper act or payment.

              3. In the event that any FMER employee named in the foregoing authorization becomes unavailable for any extended period of time, whether by reason of disability or otherwise, TERI shall name a replacement FMER employee, after consultation with FMER.

              4. In consideration of their agreement to assume additional responsibilities, FMER agrees to indemnify and hold harmless the named FMER employees (Richard Neely, Paul McCarty, and Kathy McSweeney), and any other FMER employees subsequently named to exercise authority under this Supplement, from and against any loss, cost, damage or expense relating to any claims made by any person arising out of or relating to their exercise of the authority granted herein, if such exercise of authority was made in good faith. This indemnity includes all costs of defense (including attorneys' fees). The named employees shall be entitled to payment of the cost of defense until it is held in a final judgment of a court of competent jurisdiction that the employee in question did not act in good faith. FMER and TERI agree that any indemnity payments under this paragraph shall constitute Transferred Costs. Neither the existence of this indemnity nor any reimbursement to FMER for payments under this indemnity shall affect the liability of FMER (or lack thereof) for any breach of the MSA alleged to arise out of any matter covered by this indemnity.

              5. In its sole discretion, TERI may conduct and FMER shall cooperate fully with periodic audits of payments, transfers and investments made by FMER from TERI funds. Such audits shall be at TERI's expense and shall not unreasonably interfere with the daily operations of FMER.

                     [Remainder of the page intentionally left blank]

       IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to Master Servicing Agreement to be executed by their duly authorized officers as of the date set forth above.


                                             THE EDUCATION RESOURCES
                                             INSTITUTE, INC.


                                             By: /s/ Ann S. Coles
                                                 -------------------
                                                 Acting President


                                             FIRST MARBLEHEAD EDUCATION
                                              RESOURCES, INC.


                                             By: /s/ Ralph James
                                                --------------------

                                             THE FIRST MARBLEHEAD
                                              CORPORATION

                                             By: /s/ Ralph James
                                                --------------------

           EXHIBIT A TO FIRST SUPPLEMENT TO MASTER SERVICING AGREEMENT


              Payment Type                Frequency        Approval Threshold(1)
--------------------------------------------------------------------------------
    Claims payments                        Monthly                $[**]
    (per servicer or lender)

    Lender transfers from pledged          Monthly                $[**]
    accounts to pay claims (per
    transfer)

    Payroll                                Weekly                 $[**]

    Loan origination (per loan             Daily                  $[**]
    disbursement)

    Professional fees                      Monthly                $[**]

    All other accounts payable             Weekly                 $[**]

----------
(1) Approval is required for payments in excess of the amounts listed in this column.

           AMENDMENT TO FIRST SUPPLEMENT TO MASTER SERVICING AGREEMENT

       THIS AMENDMENT TO FIRST SUPPLEMENT TO MASTER SERVICING AGREEMENT ("Amendment") amends that certain First Supplement to Master Servicing Agreement by and among The Education Resources Institute, Inc. ("TERI"), First Marblehead Education Resources, Inc. ("FMER"), and The First Marblehead Corporation ("FMC") dated July 1, 2001 ("First Supplement"), which supplements that certain Master Servicing Agreement by and among TERI, FMER, and FMC dated July 1, 2001 (the "MSA"). This Amendment is dated October 15, 2002.

       WHEREAS, the parties wish to amend the First Supplement to provide that signing authority on behalf of TERI in financial matters be modified by deleting Kathy McSweeney and adding Rosalyn Bonaventure.

       NOW, THEREFORE, in consideration of these presents and the covenants contained herein the parties hereto hereby agree as follows:

              6. The First Supplement is hereby amended by removing Kathy McSweeney's name in each and every instance and replacing it with Rosalyn Bonaventure.

              7. Except as amended herein, the First Supplement and the MSA remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to First Supplement to Master Servicing Agreement to be executed by their duly authorized officers as of the date set forth above.

                                             THE EDUCATION RESOURCES
                                             INSTITUTE, INC.

                                             By: /s/ Lawrence W. O'Toole
                                                 ------------------------

                                             FIRST MARBLEHEAD EDUCATION
                                              RESOURCES, INC.

                                             By: /s/ Ralph James
                                                 -----------------------

                                             THE FIRST MARBLEHEAD
                                             CORPORATION

                                             By: /s/ Ralph James
                                                 -----------------------

                 SECOND SUPPLEMENT TO MASTER SERVICING AGREEMENT

       THIS SECOND SUPPLEMENT TO MASTER SERVICING AGREEMENT ("Supplement") supplements that certain Master Servicing Agreement by and among The Education Resources Institute, Inc. ("TERI"), First Marblehead Education Resources, Inc. ("FMER"), and The First Marblehead Corporation ("FMC") dated as of July 1, 2001 (the "MSA"). This Supplement is dated as of May 1, 2002.

       NOW, THEREFORE, in consideration of these presents and the covenants contained herein the parties hereto hereby agree as follows:

       1. Capitalized terms used herein without definition shall have the meanings set forth in the MSA.

       2. Section 3.01 of the MSA is amended by adding the following sentence at the end:

                 "In addition, TERI shall pay FMER the amounts set forth in
                 Section 3.03."

       3.    A Section 3.03 is hereby added to the MSA to read:

             "3.03. In addition to Transferred Costs, TERI shall pay to FMER [**] ([**]%) of the amounts it receives under Section 1(d)(7) of the Amended and Restated Loan Origination Agreement between Bank One, N.A. and TERI dated as of May 13, 2002 ("Bank One Loan Origination Agreement"); provided, however, that the parties agree to review the percentage of revenues shared under this Agreement annually."

             IN WITNESS WHEREOF, the parties hereto have caused this Second Supplement to Master Servicing Agreement to be executed by their duly authorized officers as of the date set forth above.

                                             THE EDUCATION RESOURCES
                                             INSTITUTE, INC.
                                             By: /s/ Ann S. Coles
                                                -------------------------

                                             FIRST MARBLEHEAD EDUCATION
                                             RESOURCES, INC.
                                             By: /s/ Ralph James
                                                -------------------------

                                             THE FIRST MARBLEHEAD CORPORATION
                                             By: /s/ Ralph James
                                                ---------------------